                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14-a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to 240.14a-11(c) or 240.14a-12


                             DAWN TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fees (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                             DAWN TECHNOLOGIES, INC.
                              560 White Plains Road
                            Tarrytown, New York 10591


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 1996



To the Stockholders of Dawn Technologies, Inc.


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dawn Technologies, Inc. (the "Company") will be held at the Company's office at 560 White Plains Road, Tarrytown, New York 10591 on Thursday May 23, 1996 at 10:00 A.M. Eastern Daylight Saving Time for the following purposes:

         1. To elect four directors who will hold office until the Annual Meeting of Stockholders in 1997 and until their successors are elected and qualified.

         2. To ratify the appointment by the Board of Directors of the Company of Arthur Andersen LLP as the Company's independent auditors for the year 1996.

         3. To take any action incident to the foregoing and to transact such other business as may properly come before the meeting or any adjournment thereof.


Stockholders of record at the close of business on April 23, 1996 will be entitled to notice of and to vote at the meeting.




                                By Order of the Board of Directors
                                DAWN TECHNOLOGIES, INC.



                                Warren K. Novick
                                Secretary



Tarrytown, New York
April 24, 1996


- -------------------------------------------------------------------------------

                                    IMPORTANT

          YOU ARE URGED TO COMPLETE THE ENCLOSED PROXY CARD AND SIGN, DATE AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE SO THAT
            YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING

- -------------------------------------------------------------------------------

                             DAWN TECHNOLOGIES, INC.
                                 PROXY STATEMENT

                               GENERAL INFORMATION

The enclosed proxy is being solicited by the Board of Directors of Dawn Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 23, 1996, or any adjournment thereof.

Only stockholders of record of the Company at the close of business on April 23, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. On that date, there were outstanding 9,036,478 shares of common stock, each share of which entitles its holder to one vote.

The cost of solicitation of proxies will be borne by the Company and it may reimburse brokers, banks and other custodians, nominees or fiduciaries for their expenses in sending proxy material to their principals. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of the Company by telephone or otherwise. Such persons will not be specifically compensated for such services.

The principal executive offices of the Company are located at 560 White Plains Road, Tarrytown, New York, 10591. This proxy statement is being mailed on or about April 24, 1996.

The only business which management of the Company intends to present at the annual meeting is described below. If other matters are properly presented, the persons named in the proxy will have discretion to vote proxies on such matters in accordance with their best judgement.

Each stockholder has the right to revoke his proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. Moreover, any stockholder may attend the annual meeting and vote in person whether or not he has previously given a proxy.

Proposals of stockholders for the 1997 Annual Meeting of Stockholders of the Company must be received by the Company at the above address by December 26, 1996 for consideration for inclusion in the 1997 proxy material.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 17, 1996, the number of shares and percentage of the Company's common stock owned, of record and beneficially, by each person known to the Company to own more than 5% of the outstanding common stock, each director of the Company and nominee for election as a director, each named executive officer included in the summary compensation table, all other executive officers and by all executive officers and directors as a group:



                                                                         Share         Option
                                                                       Currently       Shares            Total           Percent
                         Name and Address                                Owned        Available          Shares         of Class
                         ----------------                              ---------      ---------        ---------        --------
Persons known to own more than 5% of the outstanding common stock:
     Warren K. Novick, Director and nominee (b)                        2,274,500       225,000(a)      2,499,500         26.99%
     Andrew D'Aloia, former Director, President and CEO (e)            1,921,000       225,000(a)      2,146,000         23.17%
     Dennis DiDonato, Director, former Co-CEO (b)                        364,700       145,000(a)        509,700          5.55%
Directors and nominees (excluding those listed above):
     Placido Saretto (b)                                                   7,936             -             7,936           .09%
     Victor Winogrado(b)                                                       -             -                 -              -
     Murray Trachten  (b,c)                                               81,560             -            81,560           .90%
Executive officers:
     David Sklar, President and Chief Executive Officer (b,d)                  -             -                 -              -
     William Winakor, Executive Vice President and Chief
        Operating Officer (b,d)                                                -             -                 -              -
     John Scanlon, Treasurer (b,d)                                             -             -                 -              -
     John McTigue, former Director, President and CEO (f)                293,000             -                 -          3.24%
     Nicholas Garruto, former Treasurer and Co-CEO (b)                   114,000        20,000(a)        134,000          1.48%
All directors and executive officers as a group (8 persons)            2,728,696       370,000(a)      3,098,696         32.94%

(a)  Shares that may be acquired upon exercise of stock options within 60 days.

(b) The address of Messrs. Novick, DiDonato, Saretto, Winogrado, Trachten, Sklar, Winakor, Scanlon and Garruto is care of Dawn Technologies, Inc., 560 White Plains Road, Tarrytown, NY 10591.

(c) Mr. Trachten's ownership does not include 3,960 shares of common stock owned by Mr. Trachten as custodian for his minor children who reside with him in which shares Mr. Trachten disclaims any beneficial interest.

(d)  Messrs. Sklar, Winakor and Scanlon became executive officers in April 1996.

(e)  Mr. D'Aloia's address is 176 Lynam Road, Stamford, Connecticut 06403.

(f) Mr. McTigue's address in 3 Huckelberry Court, Kinnelon, New Jersey 07405. The information concerning Mr. McTigue's stock ownership is based upon his representation.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT - Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons owning more than ten percent of the Company's common stock ("insiders") to file reports of ownership on Form 3 and changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission and to furnish the Company with a copy of all Section 16(a) forms they file. Based solely on the review of Section 16(a) reports received by the Company and representations received from certain of the Company's directors and executive officers, the Company is aware of the following instances of non-compliance with Section 16(a) by insiders regarding 1995 transactions. Mr. Novick was delinquent in the filing of a Form 4 for the month of December 1995 regarding four transactions: Mr. Novick filed the delinquent Form 4 in April 1996. Mr. Trachten, was delinquent in the filing of a Form 4 for the month of December 1995 regarding two transactions. Mr. Trachten filed the delinquent Form 4 in March 1996. Mr. D'Aloia, was delinquent in the filing of a Form 4 for the month of December 1995 regarding three transactions. Mr. D'Aloia filed the delinquent Form 4 in March 1996.

                              ELECTION OF DIRECTORS

The Board of Directors presently consists of five persons, the terms of whom expire at the 1996 Annual Meeting of Stockholders when the number of directors will become four. The accompanying proxy will be voted for the election of the four nominees named below unless otherwise instructed. The term of the directors elected at this meeting will expire at the 1997 Annual Meeting of Stockholders upon the election and qualification of their successors. If any nominee should become unavailable to serve, the proxy will be voted for the election of a substitute nominee designated by the Board of Directors. The Board of Directors of the Company has no reason to believe that any of the nominees named below will be unavailable to serve.

Directors will be elected by a plurality of the votes cast by holders of the Company's common stock at the meeting if a quorum is present. Accordingly, the individuals who receive the largest number of votes cast are elected as directors up to the number of directors to be chosen at the meeting. Shares not voted, whether by abstention, broker non-vote or otherwise, have no impact on the election of directors unless the failure to vote for an individual results in another individual receiving a larger number of votes. The Company or its transfer agent will tabulate proxies received prior to the meeting. The Company intends to have an employee appointed as the inspector of elections at the meeting to receive the tabulation, to tabulate all other votes, and to certify the results of the election.

WARREN K. NOVICK    Mr. Novick, age 61, has been Chairman, Secretary and a
                    Director since 1987. Mr. Novick is a private investor and has periodically acted as a consultant to the Company with respect to business development. Mr. Novick is currently a principal stockholder of DMI, Inc., a privately held corporation operating in the cultured marble industry. Mr.
                    Novick is currently Chairman of the Board of Directors and a principal stockholder of New Media Telecommunications, Inc., a privately held corporation operating in the telecommunications industry. Mr. Novick is also a member of the Board of Directors and an officer and stockholder of Offshore Metals America, Inc. a corporation operating in the wire import industry.

PLACIDO SARETTO     Mr. Saretto, age 74, has been a Director since 1989. Mr.
                    Saretto is currently retired. Mr. Saretto was previously
                    President and principal stockholder of Own Instrument, Inc., for over thirty years. Own Instrument, Inc. is a specialty machine jobbing company located in Mount Vernon, New York.

VICTOR WINOGRADO    Mr. Winogrado, age 45, has been a Director since 1992. Since
                    1994, Mr. Winogrado has been Treasurer and a principal stockholder of Nova Dye and Print Corp. Mr. Winogrado previously held positions in the banking industry for over twenty years with Lloyds Bank, Ltd. and DAIWA Bank, Ltd. Mr.
                    Winogrado is a member of the American Banking Association and the American Management Association.

MURRAY TRACHTEN     Mr. Trachten, age 60, has been a director since 1994. Mr.
                    Trachten has been an attorney engaged in private practice since 1963.

                                   MANAGEMENT

Set forth below is certain information with respect to the executive officers of the Company not listed above in "Election of Directors".

DAVID SKLAR         Mr. Sklar, age 35, was elected President and Chief Executive
                    Officer of the Company in April 1996. Since 1994, Mr. Sklar has been President and Chief Executive Officer of DMI, Inc.,
                    Designed Marble, Inc. and Distinctive Marble, Inc., manufacturers and installers of cultured marble in the southwest United States. Mr. Sklar was previously general manager of the "Steel Door" division of FHA Fire Door Corp., a privately owned manufacturer of steel doors and frames serving the New York area.

WILLIAM WINAKOR     Mr. Winakor, age 53, was elected Executive Vice President
                    and Chief Operating Officer of the Company in April 1996.
                    From 1995 until April 1996, Mr. Winakor was President and
                    Chief Executive Officer of Aerocess, Inc., a manufacturer and distributor of after market aerospace parts. Mr. Winakor was previously President of AGC, Inc., a manufacturer of aerospace parts and components.

JOHN SCANLON        Mr. Scanlon, age 38, was elected Treasurer of the Company in
                    April 1996. Mr. Scanlon is a sole practitioner Certified
                    Public Accountant who has agreed to fulfill the duties of Treasurer and Chief Financial and Accounting Officer of the
                    Company on an as needed basis. From 1990 until 1996, Mr.
                    Scanlon was employed by VSM & Co., Certified Public
                    Accountants and Consultants in Farmington, Connecticut. Mr.
                    Scanlon is a member of the American Institute of Certified
                    Public Accountants and the Connecticut Society of Certified
                    Public Accountants.

                             EXECUTIVE COMPENSATION

Compensation Summary - The following table sets forth certain information concerning total compensation during each of the last three fiscal years which was earned by or paid to the President / Chief Executive Officer of the Company, and the most highly compensated executive officers of the Company who served in such capacities on December 31, 1995 and two former President / Chief Executive Officers of the Company (collectively referred to as the "named executive officers"). There were no other executive officers of the Company whose combined salary and bonus for any of these years exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                               Long-term
                                                        Annual Compensation               Compensation Awards
                                                  ---------------------------------     --------------------------

                                                                              (a)                          (c)
                                                                             Other          (b)         Securities
                                                                            Annual      Restricted      Underlying
                                                                            Compen-        Stock         Options/
Name and Principal Position                       Salary        Bonus       sation        Awards           SARS
- ---------------------------                       -------      -------      -------     ----------      ----------
                                                     $            $            $            $               #
Dennis DiDonato, Co-CEO (e)
      1995                                        140,625            0       7,200             0                0
      1994                                        529,790       93,608       7,200        33,600          250,000
      1993                                        146,563       14,200       4,800        75,000                0
Nicholas Garruto, Co-CEO and Treasurer (d,e)
      1995                                        110,170            0           0             0                0
      1994                                         85,924            0           0        16,080           80,000
      1993                                              -            -           -             -                -
Andrew D'Aloia, prior President and CEO (f)
      1995 (e)                                          -            -           -             -                -
      1994                                        193,867      564,969       7,000        36,000          250,000
      1993                                        382,000       58,000       7,200             0           50,000
John McTigue, prior President and CEO (g)
      1995                                        193,125            0       6,000             0                0
      1994                                        313,213       25,910       7,200        48,000          273,500
      1993                                        149,395       69,000           0        75,000                0

(a)  Automobile allowances paid during the fiscal year.

(b) A total of 407,000 shares of restricted common stock were awarded to named executive officers in 1994. During 1995, the Board of Directors approved the accelerated vesting of 200,000 of these shares which had been awarded to Mr. McTigue. If they remain employed by the Company, shares granted to Messrs. DiDonato and Garruto vest to them at a rate equal to the number of shares that 10% of the Company's pre-tax profit, as defined, could purchase at the fair value of the stock at the time it was awarded in 1994 ($0.25 per share). During 1995, Messrs. DiDonato and Garruto became vested in 27,718 and 13,625 shares, respectively, that had been awarded in 1994. The amounts reported in the table reflect the approximate market value of the shares at the time of grant. At December 31, 1995, Mr. DiDonato held 149,782 restricted shares with an aggregate market value of approximately $15,000 and Mr. Garruto held 53,735 restricted shares with an aggregate market value of approximately $5,000 using the closing bid price at December 31, 1995 without giving effect to the diminution of value attributable to the restrictions on such stock. If the Company were to pay a dividend, dividends would be paid on the restricted shares reported in this column.

(c) Options granted in 1994 include options granted in exchange for the cancellation of options during a Company wide option repricing. Pursuant to the repricing, Mr. McTigue was granted options to purchase 73,500 shares in exchange for options cancelled, Mr. DiDonato was granted options to purchase 110,000 shares in exchange for options cancelled and Mr. D'Aloia was granted options to purchase 250,000 shares in exchange for options cancelled.

(d)  Mr. Garruto became an executive officer in September 1994.

(e)  Messrs. DiDonato and Garruto ceased to be executive officers in April 1996.

(f) Mr. D'Aloia ceased to be an executive officer in September 1994. Mr. D'Aloia's bonus compensation for 1994 does not include compensation accrued with respect to his agreement not to compete with the Company for five years. See discussion below under "Other Transactions".

(g) Mr. McTigue ceased to be an executive officer in October 1995. See discussion below under "Other Transactions".


Options / SAR Grants - There were no options to purchase the Company's common stock granted to the named executive officers during the year ended December 31, 1995.

Options / SAR Exercises - The following table sets forth certain information with respect to the exercise of options to purchase the Company's common stock and SARS by each of the named executive officers during the year ended December 31, 1995 and the unexercised options held by each of the named executive officers (and their value) as of December 31, 1995:


            AGGREGATE OPTION / SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION / SAR VALUES

                                                             Number of Securities             Value of Unexercised
                                                        Underlying Unexercised Options        In-The-Money Options
                                                           /SARS at Fiscal Year End         /SARS at Fiscal Year End
                                                        ------------------------------    -----------------------------

                            Shares
                           Acquired           Value
      Name                on Exercise       Realized     Exercisable    Unexercisable     Exercisable     Unexercisable
      ----                -----------       --------     -----------    -------------     -----------     -------------
                              (#)              ($)           (#)             (#)              ($)              ($)
Dennis DiDonato                0                0          145,000        105,000              0                0
Nicholas Garruto               0                0           20,000         60,000              0                0
Andrew D'Aloia                 0                0          225,000         25,000              0                0
John McTigue                   0                0                0              0              0                0

                               OTHER TRANSACTIONS

The following is a summary of other transactions with directors, officers and former directors and officers:

     The Company pays a fee of $500 per meeting to its directors who are not otherwise employees of the Company.

     During 1995, the Company paid approximately $50,000 for consulting services rendered by Warren K. Novick, a director of the Company.

     During 1994, Mr. D'Aloia (a director of the Company until March 1996) announced his retirement as president of the Company. Mr. D'Aloia has agreed not to compete with the Company for a five year period ending December 31, 1999. As consideration for his agreement not to compete with the Company, Mr. D'Aloia will receive $125,000 per year through December 31, 1999. The present value of payments under this agreement was accrued in 1994. In September 1995, Mr. D'Aloia agreed to defer the payments due him under this agreement in order to allow the Company to meet other existing cash commitments. In addition, accrued payroll includes $197,000 at December 31, 1995 payable to Mr. D'Aloia as compensation for services rendered in 1994. Interest expense in 1995 includes approximately $54,000 to Mr. D'Aloia on the Company's non-compete agreement and the accrued payroll.

     In October 1995, the Company completed an agreement with Mr. McTigue which included Mr. McTigue's resignation. Upon his resignation Mr. McTigue agreed not to compete with the Company for three years. In exchange for Mr. McTigue's resignation and agreement not to compete, the Company has agreed to pay him $60,000 ($15,000 of which was paid in 1995 and the balance of which was paid in 1996), to pay for his health insurance until December 31, 1996 (or earlier if he becomes eligible to participate in another employer's plan), to vest 237,500 shares of unvested stock previously issued to him under the Company's stock bonus plan and to pay him a commission of up to 1/2 of 1% on the first $25,000,000 of sales of "Cluster Box Units" to the United States Postal Service. Except for the potential commission which is contingent upon future sales, the costs associated with this agreement have been accrued at December 31, 1995.


                    BOARD OF DIRECTORS AND COMMITTEE MATTERS

The Board of Directors held five meetings during 1995. The Executive Committee held one meeting during 1995. The Executive Committee considers executive and administrative matters involved in the management of the Company between Board of Directors meetings. The Audit Committee held one meeting during 1995. The Audit Committee which consists of Messrs. Novick and Saretto, reviews the Company's annual and quarterly reports filed with the Securities and Exchange Commission and meets periodically with the Company's independent auditors to review the results of their engagement and any other matters of interest, including the effectiveness of the Company's system of internal control. The Compensation Committee which consists of Messrs. Saretto and Winogrado held one meeting in 1995, the purpose of which was to approve the compensation of officers of the Company, including awards of bonus shares of the Company's common stock and options to purchase shares of the Company's common stock. The Company does not have a Nominating Committee. During 1995, each director of the Company, attended at least 75% of the combined total of meetings of the Board of Directors and the committees on which he served while he was a director.

The Company is unaware of any family relationships among its directors, executive officers or persons nominated or chosen to become directors or executive officers.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

Unless contrary instructions are noted on the proxy, it will be voted to ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1996. The Board of Directors recommend that the Stockholders vote FOR such ratification. Ratification of the appointment of auditors would require a majority of votes cast thereon. Any shares not voted, whether by abstention, broker non-vote or otherwise, have no impact on the vote. If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors upon the recommendation of the Audit Committee.

Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders to be available to respond to appropriate questions and to have the opportunity to make any statement they feel appropriate.

Arthur Andersen LLP has served as the independent auditor of the Company's consolidated financial statements since 1991.


                                By order of the Board of Directors
                                DAWN TECHNOLOGIES, INC.




                                Warren K. Novick
                                Secretary



Tarrytown, New York
April 24, 1996




A copy of the Company's 1995 annual report on Form 10-KSB will be furnished without charge to stockholders upon written request to John Scanlon, Chief Financial Officer, Dawn Technologies, Inc., 560 White Plains Road, Tarrytown, New York, 10591. If exhibits to the Form 10-KSB are also requested, there will be a charge to cover the Company's copying and handling costs.

It is important that proxies are returned promptly. We urge you to fill in, sign and return the accompanying form of proxy in the prepaid envelope provided, no matter how large or small your holdings may be.

Form of Proxy Card:

Side 1:

                             DAWN TECHNOLOGIES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Warren K. Novick and Murray Trachten, or either one of them, proxies, with full power of substitution, to vote all shares the undersigned is entitles to vote at the Annual Meeting of Stockholders of Dawn Technologies, Inc. (the "Company") to be held at the Company's office at 560 White Plains Road, Tarrytown, New York 10591 on Thursday May 23, 1996 at 10:00 A.M. Eastern Daylight Saving Time, and all adjournments thereof, and to vote as directed below upon the proposals which are more fully set forth in the Proxy Statement and otherwise in their discretion upon such other business as may properly come before the meeting or ant adjournment or adjournments thereof; all as more fully set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

          (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON REVERSE SIDE)


Side 2:


        Please mark your
- ---     votes as in this example



                            FOR ALL             WITHHOLD
                           NOMINEES             AUTHORITY
                          (EXCEPT AS             TO VOTE
                           INDICATED             FOR ALL
                            HEREIN)             NOMINEES
1.  Election of
    Directors                ---                  ---



Nominees:   Warren K. Novick, Placido Saretto,
            Victor Winogrado, Murray Trachten

For, except vote withheld from the following nominee(s):


- --------------------------------------------------------



                                           FOR    AGAINST    ABSTAIN
2.  Ratification of the appointment of
    Arthur Andersen LLP as auditors        ---      ---        ---




                           UNLESS OTHERWISE SPECIFIED
                 THIS PROXY WILL BE VOTED "FOR" ALL ITEMS ABOVE



Signatures(s)                                                     Date
             ----------------------------------------------------      --------

Please sign exactly as your name or names appear herein. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.